Exhibit 99.1
PepsiCo Reports Second-Quarter 2022 Results; Updates Full-Year Outlook
Reported (GAAP) Second-Quarter and Year-to-Date 2022 Results

	Second-Quarter	Year-to-Date
Net revenue growth	5.2%	7.0%
Foreign exchange impact on net revenue	(3)%	(2)%
Earnings per share (EPS)	$1.03	$4.09
EPS change	(39)%	39%
Foreign exchange impact on EPS	(2)%	(2)%
Organic/Core (non-GAAP)1 Second-Quarter and Year-to-Date 2022 Results

	Second-Quarter	Year-to-Date
Organic revenue growth	13.0%	13.3%
Core EPS	$1.86	$3.15
Core constant currency EPS change	10%	9%
PURCHASE, N.Y. - July 12, 2022 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the second quarter 2022.
“We are pleased with our results for the second quarter as our business momentum continued despite ongoing macroeconomic and geopolitical volatility and higher levels of inflation across our markets,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Our results are indicative of our highly dedicated employees, the strength and resilience of our categories, agile supply chain and go-to-market systems and strong marketplace execution. Our performance also gives us confidence that our investments to become an even Faster, even Stronger, and even Better organization by winning with pep+ are working. Given our year-to-date performance, we now expect our full-year organic revenue to increase 10 percent (previously 8 percent) and we continue to expect core constant currency earnings per share to increase 8 percent.”

1Please refer to the Glossary for the definitions of non-GAAP financial measures, including “Organic Revenue Growth,” “Core” and “Constant Currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2022 financial guidance. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Quarterly Report on Form 10-Q for the 12 and 24 weeks ended June 11, 2022 (Q2 2022 Form 10-Q) filed with the SEC for additional information regarding PepsiCo’s financial results.
1

Summary Second-Quarter 2022 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Foods	Beverages
Frito-Lay North America	14	—	—	14	(2)
Quaker Foods North America	17	—	—	18	2
PepsiCo Beverages North America	(1)	—	9	9		(1)
Latin America	23	(2)	1	22	6	9
Europe	(8)	12	5	9	(7)	(8)
Africa, Middle East and South Asia	6	7	10	23	10	28
Asia Pacific, Australia and New Zealand and China Region	3	2	7	13	12	6
Total	5	3	5	13	3	6

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	5	—	—	5
Quaker Foods North America	5	—	—	6
PepsiCo Beverages North America	(20)	16	—	(3)
Latin America	18	23	(2)	39
Europe	(297)	288	11	2
Africa, Middle East and South Asia	14	(3)	7	18
Asia Pacific, Australia and New Zealand and China Region	7	(1)	4	10
Corporate unallocated expenses	(31)	20	—	(10)
Total	(34)	41	2	10

EPS	(39)	47	2	10
(a)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic Revenue Growth,” “Core” and “Constant Currency.”

2

Summary Year-to-Date 2022 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions, Divestitures, and Other Structural Changes		Convenient Foods	Beverages
Frito-Lay North America	14	—	—	14	(1)
Quaker Foods North America	14	—	—	14	—
PepsiCo Beverages North America	2	—	8	10		1
Latin America	21	—	1	22	6	8
Europe	(5)	11	4	9	(4)	(5)
Africa, Middle East and South Asia	9	6	7	21	10	21
Asia Pacific, Australia and New Zealand and China Region	5.5	2	4	11	5.5	10
Total	7	2	4	13	3	6

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	5	(0.5)	—	4
Quaker Foods North America	6	—	—	6
PepsiCo Beverages North America	248	(243)	—	4.5
Latin America	29	15	—	44
Europe	(274)	254	9	(11)
Africa, Middle East and South Asia	19	(2)	5	23
Asia Pacific, Australia and New Zealand and China Region	5	—	2	8
Corporate unallocated expenses	(11)	18	—	7
Total	35	(28)	2	8

EPS	39	(32)	2	9
(a)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic,” “Core” and “Constant Currency.”

3

Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
The Company now expects to deliver 10 percent organic revenue growth (versus our previous guidance of 8 percent) for fiscal year 2022.

Consistent with its previous guidance for 2022, the Company continues to expect:
•An 8 percent increase in core constant currency EPS;
•A core annual effective tax rate of 20 percent; and
•Total cash returns to shareholders of approximately $7.7 billion, comprised of dividends of $6.2 billion and share repurchases of $1.5 billion.

In addition, the Company continues to expect a 2-percentage-point foreign exchange translation headwind to impact reported net revenue and core EPS growth based on current market consensus rates.

This assumption and the guidance above imply 2022 core EPS of $6.63, a 6 percent increase compared to 2021 core EPS of $6.26.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on July 12, 2022, the Company will post prepared management remarks (in pdf format) of its second quarter 2022 results and business update, including its outlook for 2022, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on July 12, 2022, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com
4

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/11/2022	6/12/2021	6/11/2022	6/12/2021
Net Revenue	$20,225	$19,217	$36,425	$34,037
Cost of sales	9,415	8,880	16,848	15,551
Gross profit	10,810	10,337	19,577	18,486
Selling, general and administrative expenses (a)	7,387	7,208	13,967	13,045
Gain associated with the Juice Transaction (b)	(13)	—	(3,335)	—
Impairment of intangible assets (c)	1,359	—	1,601	—
Operating Profit	2,077	3,129	7,344	5,441
Other pension and retiree medical benefits (expense)/income	(2)	126	132	246
Net interest expense and other	(236)	(241)	(476)	(499)
Income before income taxes	1,839	3,014	7,000	5,188
Provision for income taxes	393	642	1,281	1,093
Net income	1,446	2,372	5,719	4,095
Less: Net income attributable to noncontrolling interests	17	14	29	23
Net Income Attributable to PepsiCo	$1,429	$2,358	$5,690	$4,072

Diluted
Net income attributable to PepsiCo per common share	$1.03	$1.70	$4.09	$2.94
Weighted-average common shares outstanding	1,389	1,388	1,390	1,387
(a)The increase in selling, general and administrative expenses for the 12 and 24 weeks ended June 11, 2022, as compared to the 12 and 24 weeks ended June 12, 2021, primarily reflects higher selling and distribution costs.
(b)In the 24 weeks ended June 11, 2022, we sold our Tropicana, Naked and other select juice brands to PAI Partners for approximately $3.5 billion in cash and a 39% noncontrolling interest in a newly formed joint venture operating across North America and Europe (Juice Transaction).
(c)In the 12 and 24 weeks ended June 11, 2022, we recorded pre-tax impairment charges of $1.4 billion and $1.6 billion, respectively, primarily related to the decrease in fair value of our indefinite-lived intangibles as a result of the Russia-Ukraine conflict.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions and unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/11/2022	6/12/2021	6/11/2022	6/12/2021
Net Revenue
Frito-Lay North America	$5,181	$4,552	$10,020	$8,788
Quaker Foods North America	675	575	1,388	1,221
PepsiCo Beverages North America	6,120	6,156	11,473	11,230
Latin America	2,415	1,967	3,889	3,209
Europe	3,023	3,286	4,820	5,081
Africa, Middle East and South Asia	1,696	1,602	2,700	2,485
Asia Pacific, Australia and New Zealand and China Region	1,115	1,079	2,135	2,023
Total	$20,225	$19,217	$36,425	$34,037

Operating Profit
Frito-Lay North America	$1,448	$1,382	$2,744	$2,622
Quaker Foods North America	135	128	294	278
PepsiCo Beverages North America	651	809	4,085	1,175
Latin America	420	356	743	574
Europe	(797)	405	(933)	536
Africa, Middle East and South Asia	290	256	470	394
Asia Pacific, Australia and New Zealand and China Region	206	192	421	400
Corporate unallocated expenses	(276)	(399)	(480)	(538)
Total	$2,077	$3,129	$7,344	$5,441

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions, unaudited)

	24 Weeks Ended
	6/11/2022	6/12/2021
Operating Activities
Net income	$5,719	$4,095
Depreciation and amortization	1,195	1,213
Gain associated with the Juice Transaction	(3,335)	—
Brand portfolio impairment charges	465	—
Russia-Ukraine conflict charges	1,406	—
Operating lease right-of-use asset amortization	223	220
Share-based compensation expense	156	144
Restructuring and impairment charges	75	77
Cash payments for restructuring charges	(82)	(104)
Acquisition and divestiture-related charges	64	15
Cash payments for acquisition and divestiture-related charges	(34)	(14)
Pension and retiree medical plan expenses	139	48
Pension and retiree medical plan contributions	(214)	(461)
Deferred income taxes and other tax charges and credits	49	220
Tax payments related to the Tax Cuts and Jobs Act (TCJ Act)	(309)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(1,753)	(1,214)
Inventories	(990)	(810)
Prepaid expenses and other current assets	(186)	(40)
Accounts payable and other current liabilities	(990)	(1,114)
Income taxes payable	608	516
Other, net	(325)	(142)
Net Cash Provided by Operating Activities	1,881	2,340

Investing Activities
Capital spending	(1,499)	(1,305)
Sales of property, plant and equipment	222	22
Acquisitions, net of cash acquired, and investments in noncontrolled affiliates	(29)	(22)
Proceeds associated with the Juice Transaction	3,456	—
Other divestitures and sales of investments in noncontrolled affiliates	15	120
Short-term investments, by original maturity:
More than three months - maturities	—	1,135
Three months or less, net	8	(67)
Other investing, net	(1)	1
Net Cash Provided by/(Used for) Investing Activities	2,172	(116)
(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows (continued)
(in millions, unaudited)

	24 Weeks Ended
	6/11/2022	6/12/2021
Financing Activities
Payments of long-term debt	(1,652)	(1,696)
Debt redemptions	(1,550)	—
Short-term borrowings, by original maturity:
More than three months - proceeds	1,935	—
More than three months - payments	—	(397)
Three months or less, net	844	89
Cash dividends paid	(2,997)	(2,842)
Share repurchases - common	(699)	(106)
Proceeds from exercises of stock options	89	100
Withholding tax payments on restricted stock units and performance stock units converted	(87)	(73)
Other financing	(15)	(19)
Net Cash Used for Financing Activities	(4,132)	(4,944)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(83)	12
Net Decrease in Cash and Cash Equivalents and Restricted Cash	(162)	(2,708)
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	5,707	8,254
Cash and Cash Equivalents and Restricted Cash, End of Period	$5,545	$5,546

Supplemental Non-Cash Activity
Right-of-use assets obtained in exchange for lease obligations	$428	$319

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions except per share amounts)

	(unaudited)
	6/11/2022	12/25/2021
ASSETS
Current Assets
Cash and cash equivalents	$5,405	$5,596
Short-term investments	287	392
Accounts and notes receivable, net	10,498	8,680
Inventories:
Raw materials and packaging	2,403	1,898
Work-in-process	158	151
Finished goods	2,726	2,298
	5,287	4,347
Prepaid expenses and other current assets	1,156	980
Assets held for sale	—	1,788
Total Current Assets	22,633	21,783
Property, Plant and Equipment, net	22,694	22,407
Amortizable Intangible Assets, net	1,348	1,538
Goodwill	18,547	18,381
Other Indefinite-Lived Intangible Assets	15,743	17,127
Investments in Noncontrolled Affiliates	3,519	2,627
Deferred Income Taxes	4,345	4,310
Other Assets	4,274	4,204
Total Assets	$93,103	$92,377

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$6,032	$4,308
Accounts payable and other current liabilities	21,191	21,159
Liabilities held for sale	—	753
Total Current Liabilities	27,223	26,220
Long-Term Debt Obligations	33,247	36,026
Deferred Income Taxes	4,838	4,826
Other Liabilities	9,121	9,154
Total Liabilities	74,429	76,226
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,381 and 1,383 shares, respectively)	23	23
Capital in excess of par value	3,970	4,001
Retained earnings	67,763	65,165
Accumulated other comprehensive loss	(14,416)	(14,898)
Repurchased common stock, in excess of par value (486 and 484 shares, respectively)	(38,787)	(38,248)
Total PepsiCo Common Shareholders’ Equity	18,553	16,043
Noncontrolling interests	121	108
Total Equity	18,674	16,151
Total Liabilities and Equity	$93,103	$92,377

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue growth, core results and core constant currency results. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with mergers, acquisitions, divestitures and other structural changes; gains associated with divestitures; asset impairment charges (non-cash); pension and retiree medical-related amounts (including all settlement and curtailment gains and losses); charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. Prior to the fourth quarter of 2021, certain immaterial pension and retiree medical-related settlement and curtailment gains and losses were not considered items affecting comparability. Pension and retiree medical-related service cost, interest cost, expected return on plan assets, and other net periodic pension costs will continue to be reflected in our core results. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Beverage volume: Volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.

Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Q2 2022 Form 10-Q and in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 25, 2021. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019, which was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.

Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include merger and integration charges and costs associated with divestitures. Merger and integration charges include changes in fair value of contingent consideration, liabilities to support socioeconomic programs in South Africa, employee-related costs, contract termination costs and other integration costs. Divestiture-related charges reflect transaction expenses, including consulting, advisory and other professional fees.
Gain associated with the Juice Transaction
We recognized a gain associated with the Juice Transaction in our PepsiCo Beverages North America and Europe divisions.
Russia-Ukraine conflict charges
In connection with the deadly conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs.
Brand Portfolio Impairment Charges
We recognized intangible assets and property, plant and equipment impairment and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands.
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges related to lump sum distributions exceeding the total of annual service and interest cost, partially offset by curtailment gains resulting from the Juice Transaction.
Charge related to cash tender offers
As a result of the cash tender offers for some of our long-term debt, we recorded a charge primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks used to mitigate the interest rate risk on the cash tender offers.
Tax expense related to the TCJ Act
Tax expense related to the TCJ Act reflects adjustments to the mandatory transition tax liability under the TCJ Act.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue growth: A measure that adjusts for the impacts of foreign exchange translation, acquisitions, divestitures and other structural changes, and where applicable, the impact of an additional week of results every five or six years (53rd reporting week), including in our fourth quarter 2022 financial results. We believe organic revenue growth provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2022 guidance
Our 2022 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes, the impact of the 53rd reporting week and foreign exchange translation. Our 2022 core effective tax rate guidance and 2022 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, and other items noted above. Our 2022 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2022 organic revenue growth to our full year projected 2022 reported net revenue growth because we are unable to predict the 2022 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2022 core effective tax rate to our full year projected 2022 reported effective tax rate and our full year projected 2022 core constant currency EPS growth to our full year projected 2022 reported EPS growth because we are unable to predict the 2022 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Growth Rates
12 and 24 Weeks Ended June 11, 2022
(unaudited)

	12 Weeks Ended 6/11/2022
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(b)	Organic Volume(c)	Effective net pricing
Frito-Lay North America	14%	—	—	14%	—	14
Quaker Foods North America	17%	—	—	18%	2	16
PepsiCo Beverages North America	(1)%	—	9	9%	—	9
Latin America	23%	(2)	1	22%	7	15
Europe	(8)%	12	5	9%	(8)	17
Africa, the Middle East and South Asia	6%	7	10	23%	14	9
Asia Pacific, Australia and New Zealand and China Region	3%	2	7	13%	10	2.5
Total (a)	5%	3	5	13%	1	12

	24 Weeks Ended 6/11/2022
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(b)	Organic volume(c)	Effective net pricing
Frito-Lay North America	14%	—	—	14%	1	13
Quaker Foods North America	14%	—	—	14%	—	14
PepsiCo Beverages North America	2%	—	8	10%	2	9
Latin America	21%	—	1	22%	12	10
Europe	(5)%	11	4	9%	(5)	15
Africa, Middle East and South Asia	9%	6	7	21%	13	8
Asia Pacific, Australia and New Zealand and China Region	5.5%	2	4	11%	6	5
Total (a)	7%	2	4	13%	2.5	11
(a)Acquisitions and divestitures primarily reflect the Juice Transaction in PepsiCo Beverages North America and Europe, and the alignment of the reporting calendars for the Pioneer Food Group Ltd. acquisition in Africa, Middle East and South Asia and the Hangzhou Haomusi Food Co., Ltd. acquisition in the Asia Pacific, Australia and New Zealand and China Region.
(b)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(c)Excludes the impact of acquisitions, divestitures and other structural changes. In certain instances, the impact of organic volume growth on net revenue growth differs from the unit volume change disclosed in the Summary Second-Quarter 2022 Performance and Summary Year-to-Date 2022 Performance tables on pages 2 and 3, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Growth Rates
12 and 24 Weeks Ended June 11, 2022
(unaudited)

	12 Weeks Ended 6/11/2022
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5%	—	—	—	—	—	—	—	5%	—	5%
Quaker Foods North America	5%	—	—	—	—	—	—	—	5%	—	6%
PepsiCo Beverages North America	(20)%	—	—	—	(2)	—	17	—	(3)%	—	(3)%
Latin America	18%	—	—	—	—	—	23	—	41%	(2)	39%
Europe	(297)%	—	(1)	1	—	288	—	—	(9)%	11	2%
Africa, Middle East and South Asia	14%	—	—	(3)	—	—	—	—	10%	7	18%
Asia Pacific, Australia and New Zealand and China Region	7%	—	1	(1)	—	—	—	—	7%	4	10%
Corporate unallocated expenses	(31)%	20	(2.5)	3	—	—	—	—	(10)%	—	(10)%
Total Operating Profit	(34)%	(2.5)	—	(0.5)	—	37	7	—	8%	2	10%
Net Income Attributable to PepsiCo	(39)%	(2)	—	(1)	—	39	7	4	8%	2	10%
Net Income Attributable to PepsiCo per common share – diluted	(39)%	(2)	—	(1)	—	39	7	4	8%	2	10%

	24 Weeks Ended 6/11/2022
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	5%	—	(0.5)	—	—	—	—	—	4%	—	4%
Quaker Foods North America	6%	—	—	—	—	—	—	—	6%	—	6%
PepsiCo Beverages North America	248%	—	—	3	(259)	—	12	—	4%	—	4.5%
Latin America	29%	—	1	—	—	—	14	—	44%	—	44%
Europe	(274)%	—	(1)	2	(56)	263	45	—	(20)%	9	(11)%
Africa, Middle East and South Asia	19%	—	—	(2)	—	—	—	—	17%	5	23%
Asia Pacific, Australia and New Zealand and China Region	5%	—	—	—	—	—	—	—	5%	2	8%
Corporate unallocated expenses	(11)%	20	(2)	(1)	—	—	—	—	7%	—	7%
Total Operating Profit	35%	(2)	—	1	(61)	26	9	—	7%	2	8%
Net Income Attributable to PepsiCo	40%	(2)	—	1	(71)	29	9	2	7%	2	9%
Net Income Attributable to PepsiCo per common share – diluted	39%	(2)	—	1	(71)	29	9	2	7%	2	9%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
12 Weeks Ended June 11, 2022 and June 12, 2021
(in millions except per share amounts, unaudited)

	12 Weeks Ended 6/11/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$9,415	$10,810	$7,387	$(13)	$1,359	$2,077	$(2)	$393	$17	$1,429	$1.03	21.4%
Items Affecting Comparability
Mark-to-market net impact	22	(22)	76	—	—	(98)	—	(25)	—	(73)	(0.05)	(0.2)
Restructuring and impairment charges	—	—	(45)	—	—	45	3	8	1	39	0.03	(0.1)
Acquisition and divestiture-related charges	—	—	(8)	—	—	8	—	1	—	7	0.01	—
Gain associated with the Juice Transaction	—	—	—	13	—	(13)	—	(3)	—	(10)	(0.01)	—
Russia-Ukraine conflict charges	7	(7)	25	—	(1,197)	1,165	—	238	—	927	0.67	(0.6)
Brand Portfolio Impairment Charges	(8)	8	(54)	—	(162)	224	—	61	—	163	0.12	0.7
Pension and retiree medical-related impact	—	—	—	—	—	—	131	30	—	101	0.07	0.1
Core, Non-GAAP Measure (a)	$9,436	$10,789	$7,381	$—	$—	$3,408	$132	$703	$18	$2,583	$1.86	21.3%

	12 Weeks Ended 6/12/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$8,880	$10,337	$7,208	$3,129	$126	$642	$2,358	$1.70	21.3%
Items Affecting Comparability
Mark-to-market net impact	—	—	20	(20)	—	(4)	(16)	(0.01)	—
Restructuring and impairment charges	(2)	2	(33)	35	(1)	5	29	0.02	(0.1)
Acquisition and divestiture-related charges	(1)	1	(24)	25	—	4	21	0.02	—
Core, Non-GAAP Measure (a)	$8,877	$10,340	$7,171	$3,169	$125	$647	$2,392	$1.72	21.2%

(a)A financial measure that is not in accordance with GAAP. See A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Certain amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
24 Weeks Ended June 11, 2022 and June 12, 2021
(in millions except per share amounts, unaudited)

	24 Weeks Ended 6/11/2022
	Cost of sales	Gross profit	Selling, general and administrative expenses	Gain associated with the Juice Transaction	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/income	Provision for income taxes(b)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$16,848	$19,577	$13,967	$(3,335)	$1,601	$7,344	$132	$1,281	$29	$5,690	$4.09	18.3%
Items Affecting Comparability
Mark-to-market net impact	55	(55)	155	—	—	(210)	—	(51)	—	(159)	(0.11)	(0.1)
Restructuring and impairment charges	(5)	5	(67)	—	—	72	3	14	1	60	0.04	—
Acquisition and divestiture-related charges	—	—	(58)	—	—	58	6	10	—	54	0.04	—
Gain associated with the Juice Transaction	—	—	—	3,335	—	(3,335)	—	(455)	—	(2,880)	(2.07)	3.5
Russia-Ukraine conflict charges	(133)	133	(75)	—	(1,198)	1,406	—	238	—	1,168	0.84	(0.8)
Brand Portfolio Impairment Charges	(8)	8	(54)	—	(403)	465	—	109	—	356	0.26	0.2
Pension and retiree medical-related impact	—	—	—	—	—	—	115	26	—	89	0.06	—
Core, Non-GAAP Measure (a)	$16,757	$19,668	$13,868	$—	$—	$5,800	$256	$1,172	$30	$4,378	$3.15	21.0%

	24 Weeks Ended 6/12/2021
	Cost of sales	Gross profit	Selling, general and administrative expenses	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(b)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(c)
Reported, GAAP Measure	$15,551	$18,486	$13,045	$5,441	$246	$1,093	$4,072	$2.94	21.1%
Items Affecting Comparability
Mark-to-market net impact	36	(36)	59	(95)	—	(21)	(74)	(0.05)	—
Restructuring and impairment charges	(4)	4	(68)	72	5	13	64	0.05	(0.1)
Acquisition and divestiture-related charges	(1)	1	(14)	15	—	1	14	0.01	—
Core, Non-GAAP Measure (a)	$15,582	$18,455	$13,022	$5,433	$251	$1,086	$4,076	$2.94	21.0%
(a)A financial measure that is not in accordance with GAAP. See A-6 through A-7 for further discussion.
(b)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(c)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
12 Weeks Ended June 11, 2022 and June 12, 2021
(in millions, unaudited)

	12 Weeks Ended 6/11/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,448	$—	$3	$—	$—	$—	$—	$1,451
Quaker Foods North America	135	—	—	—	—	—	—	135
PepsiCo Beverages North America	651	—	2	2	(13)	—	141	783
Latin America	420	—	8	—	—	—	83	511
Europe	(797)	—	12	3	—	1,165	—	383
Africa, Middle East and South Asia	290	—	3	—	—	—	—	293
Asia Pacific, Australia and New Zealand and China Region	206	—	3	—	—	—	—	209
Corporate unallocated expenses	(276)	(98)	14	3	—	—	—	(357)
Total	$2,077	$(98)	$45	$8	$(13)	$1,165	$224	$3,408

	12 Weeks Ended 6/12/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,382	$—	$3	$—	$1,385
Quaker Foods North America	128	—	—	—	128
PepsiCo Beverages North America	809	—	1	1	811
Latin America	356	—	6	—	362
Europe	405	—	15	—	420
Africa, Middle East and South Asia	256	—	3	6	265
Asia Pacific, Australia and New Zealand and China Region	192	—	1	3	196
Corporate unallocated expenses	(399)	(20)	6	15	(398)
Total	$3,129	$(20)	$35	$25	$3,169
(a)A financial measure that is not in accordance with GAAP. See A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
24 Weeks Ended June 11, 2022 and June 12, 2021
(in millions, unaudited)

	24 Weeks Ended 6/11/2022
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Gain associated with the Juice Transaction	Russia-Ukraine conflict charges	Brand Portfolio Impairment Charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,744	$—	$6	$—	$—	$—	$—	$2,750
Quaker Foods North America	294	—	—	—	—	—	—	294
PepsiCo Beverages North America	4,085	—	5	39	(3,037)	—	141	1,233
Latin America	743	—	14	—	—	—	83	840
Europe	(933)	—	19	13	(298)	1,406	241	448
Africa, Middle East and South Asia	470	—	5	—	—	—	—	475
Asia Pacific, Australia and New Zealand and China Region	421	—	4	—	—	—	—	425
Corporate unallocated expenses	(480)	(210)	19	6	—	—	—	(665)
Total	$7,344	$(210)	$72	$58	$(3,335)	$1,406	$465	$5,800

	24 Weeks Ended 6/12/2021
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Core, Non-GAAP Measure(a)
Frito-Lay North America	$2,622	$—	$18	$2	$2,642
Quaker Foods North America	278	—	—	—	278
PepsiCo Beverages North America	1,175	—	5	2	1,182
Latin America	574	—	8	—	582
Europe	536	—	26	—	562
Africa, Middle East and South Asia	394	—	4	7	405
Asia Pacific, Australia and New Zealand and China Region	400	—	1	3	404
Corporate unallocated expenses	(538)	(95)	10	1	(622)
Total	$5,441	$(95)	$72	$15	$5,433
(a)A financial measure that is not in accordance with GAAP. See A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)

Gross Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/11/2022		6/11/2022
Reported gross margin performance, GAAP measure	(35)	bps	(57)	bps
Mark-to-market net impact	(11)		(4)
Restructuring and impairment charges	(1)		—
Acquisition and divestiture-related charges	—		—
Russia-Ukraine conflict charges	(4)		36
Brand Portfolio Impairment Charges	4		2
Core gross margin performance, non-GAAP measure (a)	(46)	bps	(23)	bps
Operating Margin Performance Reconciliation

	12 Weeks Ended		24 Weeks Ended
	6/11/2022		6/11/2022
Reported operating margin performance, GAAP measure	(602)	bps	418	bps
Mark-to-market net impact	(38)		(30)
Restructuring and impairment charges	5		(1)
Acquisition and divestiture-related charges	(8)		12
Gain associated with the Juice Transaction	(7)		(916)
Russia-Ukraine conflict charges	576		386
Brand Portfolio Impairment Charges	111		128
Core operating margin performance, non-GAAP measure (a)	36	bps	(4)	bps
Fiscal 2021 Diluted EPS Reconciliation

Year Ended
12/25/2021
Reported diluted EPS, GAAP measure	$5.49
Mark-to-market net impact	0.01
Restructuring and impairment charges	0.15
Acquisition and divestiture-related charges	(0.02)
Pension and retiree medical-related impact	0.01
Charge related to cash tender offers	0.49
Net tax related to the TCJ Act	0.14
Core diluted EPS, non-GAAP measure (a)	$6.26
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

Note – Certain amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2022 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: the risks associated with the deadly conflict in Ukraine; the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward looking statement, whether as a result of new information, future events or otherwise.